                                                                     Exhibit 4.4


                                FIRST AMENDMENT



      THIS FIRST AMENDMENT (this "Amendment") dated as of June 12, 2001, to the Credit Agreement referenced below, is by and among Owens & Minor, Inc., a Virginia corporation (the "Borrower"), the Subsidiaries of the Borrower identified as "Guarantors" on the signature pages hereto, the Banks identified herein and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                              W I T N E S S E T H

      WHEREAS, a $225 million credit facility has been extended to the Borrower pursuant to the terms of that Credit Agreement dated as of April 24, 2000 (as amended, modified and supplemented, the "Credit Agreement") among the Borrower, the Subsidiaries of the Borrower identified therein, the Banks identified therein and Bank of America, N.A., as Administrative Agent;

      WHEREAS, the Borrower has requested certain modifications to the Credit Agreement; and

      WHEREAS, the Required Banks have agreed to the requested modifications on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.  Amendments.

      1.1 The Applicable Percentage for the Commitment Fee as set forth in the pricing grid in the definition of "Applicable Percentage" in Section 1.1 of the Credit Agreement is increased by 2.5 basis points (0.025%) at each Pricing Level and, after giving effect to such increase, the pricing grid shall read as follows:


--------------------------------------------------------------------------------------------------------------------------------
                                  Consolidated                       Eurodollar       Base
Pricing                          Total Leverage                         Rate          Rate           Commitment    Utilization
 Level                               Ratio                             Margin        Margin              Fee           Fee
 -----                               -----                             ------        ------              ---           ---
  I                           greater than 3.25                         1.50%        0.00%            0.300%         0.250%
--------------------------------------------------------------------------------------------------------------------------------
  II            greater than 2.50 but less than or equal to 3.25        1.25%        0.00%            0.275%         0.250%
--------------------------------------------------------------------------------------------------------------------------------
  III         greater than 1.75 but less than or equal to 2.50          1.00%        0.00%            0.250%         0.250%
--------------------------------------------------------------------------------------------------------------------------------
  IV                     less than or equal to 1.75                     0.75%        0.00%            0.225%         0.250%
--------------------------------------------------------------------------------------------------------------------------------



      1.2    In the definition of "Pro Forma Basis" in Section 1.1 of the Credit
             Agreement:

             (a) The second sentence thereof is amended to read as follows:

                 As used herein, "transaction" shall mean (i) any merger or consolidation as referred to in Section 8.4, (ii) any Asset Disposition as referred to in Section 8.5, (iii) any Acquisition as referred to in Section 8.4 or (iv) any prepayment or redemption of any Senior Subordinated Notes or Junior Subordinated Notes as referred to in Section 8.7.

          (b) The "and" at the end of clause (A) thereof is deleted, the "." at the end of clause (B) thereof is deleted and replaced with ";" and a new clause (C) is added thereto to read as follows:

               (C) for purposes of any calculation of the Consolidated Senior Leverage Ratio in respect of any prepayment or redemption of any Senior Subordinated Notes or Junior Subordinated Notes referred to in Section 8.7, any Indebtedness incurred by any member of the Consolidated Group in connection with such transaction shall be deemed to have replaced such Subordinated Debt as of the first day of the applicable period.

     1.3 Clause (b) of Section 7.10 of the Credit Agreement is amended to read as follows:

          (b) Consolidated Net Worth. The Borrower will maintain at all times Consolidated Net Worth of not less than the sum of
          (i) $267,000,000 plus (ii) as of the end of each fiscal quarter beginning with the fiscal quarter ended March 31, 2000, an amount equal to fifty percent (50%) of Consolidated Net Income (to the extent positive) for such fiscal quarter, such increases to be cumulative, plus (iii) an amount equal to one hundred percent (100%) of the net proceeds from Equity Transactions occurring after the Closing Date, minus (iv) the amount of any payments made by the Borrower to repurchase Junior Subordinated Debentures to the extent such repurchase is permitted under Section 8.7(b)(iv).

     1.4  In clause (b) of Section 8.7 of the Credit Agreement, clauses (iv) and
(v) thereof are renumbered as clauses (v) and (vi) thereof and a new clause (iv) is added thereto to read as follows:

          (iv) prepayments and redemptions of the Junior Subordinated Debentures not to exceed $50,000,000 in the aggregate in any fiscal year, provided that, prior to the making of any such prepayment or redemption, the Borrower shall have (A) demonstrated compliance with the financial covenants hereunder on a Pro Forma Basis after giving effect to such prepayment or redemption, and (B) delivered to the Administrative Agent a certificate of the chief financial officer (or equivalent) of the Borrower containing reasonably detailed calculations demonstrating that the Consolidated Senior Leverage Ratio on a Pro Forma Basis after giving effect to such prepayment or redemption is less than 2.50:1.0 (such certification shall also include a reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction).

  2. Consent. The Borrower has requested that the Required Banks consent to the issuance of up to $300,000,000 in aggregate principal amount of senior subordinated notes (the "New Senior Subordinated Notes") to (a) refinance the 10.875% Senior Subordinated Notes of the Borrower due 2006 (the "Existing Senior Subordinated Notes"), (b) finance the redemption or repurchase of up to $50,000,000 in aggregate principal amount of Junior Subordinated Debentures, (c) reduce the amount outstanding under the Borrower's accounts receivable securitization facility, and (d) finance working capital and other corporate purposes. Pursuant to Sections 8.1(d)(i) and 8.7(b) of the Credit Agreement, the Borrower is permitted to refinance the Existing Senior Subordinated Notes provided that (i) the terms and conditions of the New Senior Subordinated Notes are no less favorable to the Borrower and its Subsidiaries than the terms and conditions of the Existing Senior Subordinated Notes and (ii) the principal amount of the New Senior Subordinated Notes does not exceed the then outstanding principal amount of the Existing Senior Subordinated Notes. However, the principal amount of the New Senior Subordinated Notes will exceed the outstanding principal amount of the Existing Senior Subordinated Notes. Notwithstanding Sections 8.1(d)(i) and 8.7(b) of the Credit Agreement, the Required Banks hereby consent to the issuance of the New Senior Subordinated Notes and the terms, conditions and documentation therefor, provided that (a) the proceeds therefrom are used to refinance the Existing Senior Subordinated Notes in full, (b) the terms and conditions of the New Senior Subordinated Notes are no less favorable to the Borrower and its Subsidiaries than the terms and conditions of the Existing Senior Subordinated Notes and (c) the subordination provisions of the New Senior Subordinated Notes are identical in all material respects to the subordination provisions of the Existing Senior Subordinated Notes. The Credit Parties and the Required Banks agree that immediately upon the issuance of the New Senior Subordinated Notes, the term "Senior Subordinated Notes" as defined in Section 1.1 of the Credit Agreement shall include the New Senior Subordinated Notes.

        3. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon satisfaction of the following conditions precedent:

                (a) receipt by the Administrative Agent of multiple counterparts of this Amendment executed by the Credit Parties and the Required Banks; and

                (b) receipt by the Administrative Agent, for the ratable benefit of each Bank that executes this Amendment, of an amendment fee equal to one-tenth of one percent (0.10%) on the aggregate Commitments of the Banks that execute this Amendment.

        4. Representations and Warranties. The Credit Parties hereby affirm that the representations and warranties set forth in the Credit Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period).

        5. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment,
(ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor's obligations under the Credit Documents.

        6. No Other Modifications. Except as modified hereby, all of the terms and provisions of the Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

        7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

        8. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of, the Commonwealth of Virginia.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date irst above written.

BORROWER:                      OWENS & MINOR, INC.,
--------                       a Virginia corporation


                               By:________________________________
                               Name:
                               Title:

GUARANTORS:                    OWENS & MINOR MEDICAL, INC.,
----------                     a Virginia corporation
                               NATIONAL MEDICAL SUPPLY CORPORATION,
                               a Delaware corporation
                               OWENS & MINOR WEST, INC.,
                               a California corporation
                               KOLEY'S MEDICAL SUPPLY, INC.,
                               a Nebraska corporation
                               STUART MEDICAL, INC.,
                               a Pennsylvania corporation

                               By:_________________________________
                               Name:
                               Title:
                                    of each of the Guarantors

BANKS:                         BANK OF AMERICA, N.A.,
-----                          individually in its capacity as a Bank
                               and in its capacity as Administrative Agent

                               By:________________________________________
                               Name:
                               Title:

                               FIRST UNION NATIONAL BANK

                               By:________________________________________
                               Name:
                               Title:



                               SUNTRUST BANK

                               By:________________________________________
                               Name:
                               Title:



                               BANK ONE, NA

                               By:________________________________________
                               Name:
                               Title:

                               THE BANK OF NOVA SCOTIA

                               By:________________________________________
                               Name:
                               Title:


                               THE BANK OF NEW YORK

                               By:________________________________________
                               Name:
                               Title:

                               WACHOVIA BANK, N.A.

                               By:________________________________________
                               Name:
                               Title: